Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year

2012 Financial Results and Provides 2013 Outlook

ORLANDO, Fla. - February 21, 2013 - Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2012 financial results and provided its outlook for 2013.

Fourth quarter highlights include:

•

Adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization), as adjusted for organizational and separation related charges, litigation charges and other activity, totaled $48 million, an $18 million increase from the fourth quarter of 2011, on an adjusted pro forma basis.

•	North America contract sales increased 10 percent to $164 million and volume per guest (VPG) increased 22 percent year-over-year to $2,904.

•

Adjusted development margin increased to 17.9 percent from 6.6 percent in the fourth quarter of 2011. North America adjusted development margin increased to 21.3 percent from 5.3 percent in the fourth quarter of 2011.

•	Adjusted fully diluted earnings per share were $0.54.

Fourth quarter 2012 reported net loss was $7 million, or reported losses per share of $0.22, compared to reported net income of $8 million in the fourth quarter of 2011. Reported development margin increased to 19.8 percent in the fourth quarter of 2012 from 9.2 percent in the fourth quarter of 2011.

Full year 2012 highlights include:

•	Adjusted EBITDA, as adjusted for organizational and separation related charges, litigation charges and other activity, totaled $138 million.

•	Adjusted development margin increased to 16.1 percent from 7.4 percent in 2011. North America adjusted development margin increased to 19.6 percent from 8.3 percent in 2011.

•	Adjusted fully diluted earnings per share were $1.38.

Full year 2012 reported net income was $16 million, or $0.44 diluted earnings per share, compared to reported net loss of $178 million in 2011, or reported losses per share of $5.29. 2012 full year reported development margin was 14.8 percent, up from 8.0 percent in 2011.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 2

2013 Outlook:

•	Adjusted EBITDA, as adjusted for organizational and separation related charges, of $150 million to $165 million.

•	North America contract sales growth of 5 percent to 10 percent.

•	Adjusted fully diluted earnings per share of $1.77 to $2.00.

•	Adjusted net income of $66 million to $74 million.

Non-GAAP financial measures, such as Adjusted EBITDA, as adjusted, Adjusted EBITDA on an adjusted pro forma basis, adjusted net income, adjusted net income on a pro forma basis and adjusted development margin are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-20.

“We posted solid fourth quarter results capping off a very successful first full year as a public company. For the full year 2012, we increased Adjusted EBITDA, as adjusted, over 40 percent year-over-year and nearly doubled development margin to 14.8 percent, exceeding our 12 percent target,” said Stephen P. Weisz, president and chief executive officer. “In our North America segment, we saw VPG improve 18 percent and adjusted development margin more than double to 19.6 percent. These achievements reflect the strength of our Marriott Vacation Club Destinations program, primarily through reduced product cost and efficiencies we have gained in our marketing and sales operations.”

Weisz concluded, “We expect these positive trends to continue in 2013. We are projecting another year of strong growth in Adjusted EBITDA as we focus on driving further VPG growth and development margin improvement. We are also continuing to rationalize our cost structure as we complete our organizational and separation related efforts.”

Fourth Quarter 2012 Results

For the fourth quarter, total revenues increased 3 percent year-over-year to $499 million, including $108 million in cost reimbursements. Higher revenue from the sale of vacation ownership products and resort management and other services were partially offset by lower rental revenues and financing revenues from lower interest income on a declining vacation ownership notes receivable portfolio.

Revenue from the sale of vacation ownership products of $202 million increased nearly 5 percent from the prior year fourth quarter. Total gross contract sales increased 2 percent to $195 million in the fourth quarter of 2012 compared to the same period last year, driven by a 10 percent increase in the core North America segment, partially offset by lower contract sales in the Asia Pacific, Luxury and Europe segments.

Development margin as reported was $40 million, a $23 million increase from the fourth quarter of 2011. This increase was driven by $12 million of lower marketing and sales expenses from improved efficiencies, $8 million of lower cost of vacation ownership products resulting from favorable product cost true-up activity and approximately $3 million from higher revenue reportability year-over-year.

Reported development margin increased 10.6 percentage points to 19.8 percent in the fourth quarter of 2012 from 9.2 percent in the prior year quarter. Excluding the impacts of revenue reportability, primarily in the North America segment, and other charges, adjusted development margin was 17.9 percent, up 11.3 percentage points from 6.6 percent in the fourth quarter of 2011. The impact of revenue reportability and other charges is illustrated on schedules A-12 through A-15.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 3

Resort management and other services revenues totaled $77 million, $4 million higher than the fourth quarter of 2011, reflecting additional annual club dues earned in conjunction with the company’s Marriott Vacation Club Destinations program as well as higher fees from managing its resorts. The company generated $18 million of resort management and other services revenues, net of expenses, $5 million higher than the fourth quarter of 2011.

Rental revenues totaled $58 million, a $6 million decrease from the fourth quarter of 2011. While results reflected higher demand for rental inventory with transient keys rented and transient rates up 10 percent and 2 percent, respectively, these results were more than offset by lower revenue from the company’s reduced utilization of plus points which were used as sales incentives for weeks owners to enroll in the North America points program. These points are redeemable for stays at the company’s resorts, generally within one to two years from the date of issuance. Rental revenue net of expenses was a loss of $9 million, as compared to a loss of $7 million in the fourth quarter of 2011, with results also reflecting higher redemption costs associated with Marriott Rewards points issued prior to the spin-off from Marriott International, Inc. in November 2011 (the “Spin-Off”), partially offset by lower maintenance fees on unsold inventory and lower subsidy costs.

Adjusted EBITDA, as adjusted for organizational and separation related charges, litigation charges and other activity, was $48 million in the fourth quarter of 2012, an increase of $18 million from Adjusted EBITDA on a pro forma basis of $30 million in the fourth quarter of 2011.

In the fourth quarter of 2012, the company completed the sale of the golf course, clubhouse and spa formerly known as The Ritz-Carlton Golf Club & Spa, Jupiter in Florida for $34 million, including $5 million of cash and the assumption by the purchaser of liabilities with a book value of $29 million. The company recorded a net gain of $8 million from the transaction.

Fourth quarter 2012 adjusted net income totaled $21 million, an $18 million increase from $3 million of adjusted net income on a pro forma basis in the fourth quarter of 2011. Fourth quarter 2012 adjusted results exclude $39 million related to litigation settlements at the company’s Luxury project in San Francisco, an $8 million gain from the sale of its Luxury golf course, clubhouse and spa formerly known as The Ritz-Carlton Golf Club & Spa, Jupiter, $7 million of charges related to organizational and separation related efforts and $6 million related primarily to closing off-site sales locations in its Asia Pacific segment and severance in its Europe segment. Fourth quarter 2011 adjusted results include $18 million of pro forma adjustments to reflect the company’s position as if it were a standalone public company since the beginning of 2011 rather than from the November 21, 2011 date of the Spin-Off. Adjusted results for 2011 also exclude $4 million of Spin-Off related charges, $3 million of severance and $3 million of legal related costs. In addition to these adjustments, adjusted development margin is adjusted for the impact of revenue reportability.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 4

Segment Results

North America

In the North America segment, contract sales increased $16 million from the fourth quarter 2011 to $164 million in 2012. VPG increased 22 percent to $2,904 in the fourth quarter of 2012 from $2,385 in the fourth quarter of 2011, driven primarily by improved closing efficiency.

Revenues from the sale of vacation ownership products increased $29 million to $174 million in the fourth quarter, driven by $11 million of higher year-over-year revenue reportability, a $16 million increase in contract sales and $2 million of lower vacation ownership notes receivable reserve activity due to improved default and delinquency activity.

Reported development margin increased 16.9 percentage points to 26.0 percent in the fourth quarter of 2012 as compared to 9.1 percent in the fourth quarter of 2011. The increase in development margin primarily reflected $13 million of lower cost of vacation ownership products due to $9 million of favorable product cost true-up activity, $9 million of lower marketing and sales expenses from improved efficiencies, $7 million from higher revenue reportability year-over-year and $3 million from higher contract sales volumes. Excluding the impact of revenue reportability and other charges, adjusted development margin increased 16.0 percentage points to 21.3 percent in the fourth quarter of 2012 from 5.3 percent in the fourth quarter of 2011. The impact of revenue reportability is illustrated on schedules A-14 through A-15.

Fourth quarter 2012 North America adjusted segment results increased $23 million to $96 million from $73 million in adjusted segment results on a pro forma basis in the fourth quarter of 2011. The increase was driven by $31 million of higher revenue from the sale of ownership products net of expenses and $3 million of higher resort management and other services net of expenses, partially offset by $4 million of lower financing revenues, $3 million of lower rental revenue net of expenses and $4 million of lower other revenues net of expenses.

Reported North America segment financial results increased $21 million year-over-year to $96 million in the fourth quarter of 2012.

Asia Pacific

Asia Pacific contract sales declined $7 million, from $21 million in 2011 to $14 million in the fourth quarter of 2012, driven by the closure of off-site sales locations in the quarter. Adjusted segment results for Asia Pacific were $4 million, an increase of $3 million from the fourth quarter of 2011, due primarily to cost savings associated with the closure of off-site sales locations that occurred early in the fourth quarter of 2012. Asia Pacific reported segment financial results in the fourth quarter of 2012 were break-even, down $1 million from 2011.

Luxury and Europe

As the company continues to sell through its remaining inventory, gross contract sales in the combined Luxury and Europe segments declined $6 million, from $23 million in 2011 to $17 million in the fourth quarter of 2012. The combined adjusted segment results for Luxury and Europe decreased $6 million in the quarter, to break-even, from $6 million in 2011 due primarily to $9 million of lower revenue from the

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 5

sale of ownership products net of expenses, $1 million of lower financing revenues and $1 million of lower gains and other income, partially offset by $2 million of higher resort management and other services revenues net of expenses and $2 million of higher rental revenue net of expenses. Luxury and Europe combined reported segment financial results decreased to a loss of $33 million in 2012, from break-even in 2011, reflecting the $39 million charge related to litigation settlements at the company’s Luxury project in San Francisco.

Full Year 2012 Results

Full year 2012 adjusted net income totaled $50 million, a $30 million increase from $20 million of adjusted net income on a pro forma basis for the full year 2011. Full year 2012 adjusted results exclude $41 million related to litigation settlements at the company’s Luxury project in San Francisco, $16 million of charges related to organizational and separation related efforts, an $8 million gain from the sale of its Luxury golf course, clubhouse, and spa formerly known as The Ritz-Carlton Golf Club & Spa, Jupiter, $7 million related primarily to closing off-site sales locations in its Asia Pacific segment and severance in its Europe segment and $2 million of non-cash impairment reversals. Adjusted results on a pro forma basis for 2011 exclude $338 million of non-cash impairment and other charges, consisting of $320 million of impairment charges recorded in the third quarter of 2011 prior to the Spin-Off and $18 million of other charges. In addition, full year 2011 adjusted results include $71 million of pro forma adjustments to reflect the company’s position as if it were a standalone public company since the beginning of 2011 rather than from the November 21, 2011 date of the Spin-Off. In addition to these adjustments, adjusted development margin is adjusted for the impact of revenue reportability.

For the full year, total company contract sales were $688 million, up 2 percent from $676 million in 2011. North America contract sales were $578 million, up 12 percent from 2011, driven by an 18 percent increase in VPG to $2,963. Full year 2012 adjusted development margin increased to 16.1 percent in 2012 from 7.4 percent in 2011. Adjusted EBITDA, as adjusted in 2012, totaled $138 million, within the company’s guidance range of $130 million to $140 million and $42 million higher than 2011 on an adjusted pro forma basis.

Organizational and Separation Related Activity

During the fourth quarter of 2012, $8 million of costs were incurred in connection with the company’s continued organizational and separation related efforts, of which approximately $1 million of costs were capitalized during the quarter. Total future spending for these efforts is expected to be approximately $22 million to $27 million, with costs being incurred through 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent payroll and accounts payable functions and reorganization of existing human resources, information technology and related finance and accounting organizations to support its standalone public company needs. The company expects these efforts to continue through 2014.

Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $5 million are reflected in the company’s 2012 financial results.

Balance Sheet and Liquidity

At December 28, 2012, cash and cash equivalents totaled $103 million and the company had $136 million of gross vacation ownership notes receivable available for securitization in the company’s warehouse

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 6

facility. During 2012, real estate inventory balances declined $79 million to $874 million, including $484 million of finished goods, $120 million of work-in-process and $270 million of land and infrastructure. The company had approximately $718 million in corporate level debt outstanding at the end of the year, including $40 million of mandatorily redeemable preferred stock, a decline of $172 million year-over-year, including $674 million in non-recourse securitized notes receivable. The company had $194 million in available capacity under its revolving credit facility after taking into account letters of credit.

Outlook

For the full year 2013, the company is providing the following guidance:

Adjusted EBITDA, as adjusted for
organizational and separation related charges	$150 million to $165 million
Gross contract sales growth	0 to 5 percent
North America contract sales growth	5 percent to 10 percent
Adjusted company development margin	16.5 percent to 17.5 percent
Adjusted net income	$66 million to $74 million
Adjusted fully diluted earnings per share	$1.77 to $2.00

See schedule A-18 for a reconciliation of Adjusted EBITDA, as adjusted.

Fourth Quarter and Full Year 2012 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss fourth quarter and full year 2012 results as well its outlook for 2013. Participants may access the call by dialing (877) 941-9205 or (480) 629-9771 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4593296. The webcast will also be available on the company’s website.

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is one of the leading global pure-play vacation ownership companies. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and more than 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

###

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2012 Financial Results / 7

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of February 21, 2013 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 4, 2012

TABLE OF CONTENTS

Consolidated Statements of Operations - 16 Weeks Ended December 28, 2012 and December 30, 2011	A-1
Consolidated Statements of Operations - 52 Weeks Ended December 28, 2012 and December 30, 2011	A-2
North America Segment Financial Results - 16 Weeks Ended December 28, 2012 and December 30, 2011	A-3
North America Segment Financial Results - 52 Weeks Ended December 28, 2012 and December 30, 2011	A-4
Asia Pacific Segment Financial Results - 16 Weeks Ended December 28, 2012 and December 30, 2011	A-5
Asia Pacific Segment Financial Results - 52 Weeks Ended December 28, 2012 and December 30, 2011	A-6
Luxury Segment Financial Results - 16 Weeks Ended December 28, 2012 and December 30, 2011	A-7
Luxury Segment Financial Results - 52 Weeks Ended December 28, 2012 and December 30, 2011	A-8
Europe Segment Financial Results - 16 Weeks Ended December 28, 2012 and December 30, 2011	A-9
Europe Segment Financial Results - 52 Weeks Ended December 28, 2012 and December 30, 2011	A-10
Corporate and Other Financial Results - 16 Weeks and 52 Weeks Ended December 28, 2012 and December 30, 2011	A-11

Consolidated Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended December 28, 2012 and December 30, 2011

A-12

Consolidated Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended December 28, 2012 and December 30, 2011

A-13

North America Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended December 28, 2012 and December 30, 2011

A-14

North America Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended December 28, 2012 and December 30, 2011

A-15
EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA - 16 Weeks and 52 Weeks Ended December 28, 2012 and December 30, 2011	A-16
2012 Adjusted Free Cash Flow	A-17
EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow - 2013 Outlook	A-18
Non-GAAP Financial Measures	A-19
Consolidated Balance Sheets	A-21
Consolidated Statements of Cash Flows	A-22

NOTE - 2011 adjusted results contained in the press release schedules include pro-forma adjustments to reflect results as if the company were a stand-alone public company since January 1, 2011, in addition to other adjustments, all of which are itemized on schedules A-19 and A-20.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

16 Weeks Ended December 28, 2012 and December 30, 2011

(In millions, except per share amounts)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$202	$—	$202	$192	$—	$—	$192
Resort management and other services	77	—	77	73	—	—	73
Financing	45	—	45	50	—	—	50
Rental	58	—	58	64	—	—	64
Other	9	—	9	9	—	—	9
Cost reimbursements	108	—	108	96	—	—	96

Total revenues	499	—	499	484	—	—	484

Expenses
Cost of vacation ownership products	64	—	64	68	—	—	68
Marketing and sales	98	(5)	93	107	(4)	—	103
Resort management and other services	59	(1)	58	60	—	—	60
Financing	8	—	8	9	—	—	9
Rental	67	—	67	71	—	—	71
Other	6	—	6	4	—	—	4
General and administrative	27	—	27	25	(6)	—	19
Organizational and separation related	7	(7)	—	—	—	—	—
Litigation settlement	39	(39)	—	—	—	—	—
Interest	16	—	16	15	—	3	18
Royalty fee	20	—	20	4	—	15	19
Impairment	—	—	—	—	—	—	—
Cost reimbursements	108	—	108	96	—	—	96

Total expenses	519	(52)	467	459	(10)	18	467

Gains and other income	9	(8)	1	2	—	—	2
Equity in earnings	1	—	1	—	—	—	—

(Loss) income before income taxes	(10)	44	34	27	10	(18)	19
Benefit (provision) for income taxes	3	(16)	(13)	(19)	(4)	7	(16)

Net (loss) income	$(7)	$28	$21	$8	$6	$(11)	$3

(Losses) Earnings per share - Basic	$(0.22)		$0.57	$0.24

(Losses) Earnings per share - Diluted	$(0.22)		$0.54	$0.23

Basic Shares	34.7		34.7	33.7
Diluted Shares	34.7		36.5	34.7

	As Reported 16 Weeks Ended December 28, 2012			As Reported 16 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$194			$190
Residential products	1			2

Total company-owned contract sales	195			192

Joint Venture
Vacation ownership	—			—
Residential products	—			—

Subtotal	—			—
Cancellation reversal	—			—

Total joint venture contract sales	—			—

Total contract sales	$195			$192

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

52 Weeks Ended December 28, 2012 and December 30, 2011

(In millions, except per share amounts)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$627	$—	$627	$634	$—	$—	$634
Resort management and other services	253	—	253	238	—	—	238
Financing	151	—	151	169	—	—	169
Rental	225	—	225	212	—	—	212
Other	30	—	30	29	—	—	29
Cost reimbursements	362	—	362	331	—	—	331

Total revenues	1,648	—	1,648	1,613	—	—	1,613

Expenses
Cost of vacation ownership products	205	—	205	242	(3)	—	239
Marketing and sales	330	(6)	324	342	(6)	—	336
Resort management and other services	199	(1)	198	198	—	—	198
Financing	26	—	26	28	—	—	28
Rental	225	—	225	220	—	—	220
Other	14	—	14	13	—	—	13
General and administrative	86	—	86	81	(6)	—	75
Organizational and separation related	16	(16)	—	—	—	—	—
Litigation settlement	41	(41)	—	3	(3)	—	—
Interest	58	—	58	47	—	13	60
Royalty fee	61	—	61	4	—	58	62
Impairment	—	—	—	324	(324)	—	—
Cost reimbursements	362	—	362	331	—	—	331

Total expenses	1,623	(64)	1,559	1,833	(342)	71	1,562

Gains and other income	9	(8)	1	2	—	—	2
Equity in earnings	1	—	1	—	—	—	—
Impairment reversals on equity investment	2	(2)	—	4	(4)	—	—

Income (loss) before income taxes	37	54	91	(214)	338	(71)	53
(Provision) benefit for income taxes	(21)	(20)	(41)	36	(96)	27	(33)

Net income (loss)	$16	$34	$50	$(178)	$242	$(44)	$20

Earnings per share - Basic	$0.46		$1.45	$(5.29)

Earnings per share - Diluted	$0.44		$1.38	$(5.29)

Basic Shares	34.4		34.4	33.7
Diluted Shares	36.2		36.2	33.7

	As Reported 52 Weeks Ended December 28, 2012			As Reported 52 Weeks Ended December 30, 2011	Cancellation Reversal		Gross Contract Sales 52 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$687			$653	$—		$653
Residential products	1			5	—		5

Subtotal	688			658	—		658
Cancellation reversal	—			1	(1)		—

Total company-owned contract sales	688			659	(1)		658

Joint Venture
Vacation ownership	—			8	—		8
Residential products	—			10	—		10

Subtotal	—			18	—		18
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			21	(3)		18

Total contract sales	$688			$680	$(4)		$676

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

16 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$174	$—	$174	$145	$—	$—	$145
Resort management and other services	61	—	61	55	—	—	55
Financing	41	—	41	45	—	—	45
Rental	51	—	51	56	—	—	56
Other	8	—	8	9	—	—	9
Cost reimbursements	82	—	82	71	—	—	71

Total revenues	417	—	417	381	—	—	381

Expenses
Cost of vacation ownership products	53	—	53	55	—	—	55
Marketing and sales	76	—	76	77	(1)	—	76
Resort management and other services	45	—	45	42	—	—	42
Rental	55	—	55	57	—	—	57
Other	6	—	6	3	—	—	3
General and administrative	1	—	1	1	—	—	1
Royalty fee	3	—	3	—	—	3	3
Cost reimbursements	82	—	82	71	—	—	71

Total expenses	321	—	321	306	(1)	3	308

Segment financial results	$96	$—	$96	$75	$1	$(3)	$73

	As Reported 16 Weeks Ended December 28, 2012			As Reported 16 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$163			$146
Residential products	1			2

Total company-owned contract sales	$164			$148

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$529	$—	$529	$484	$—	$—	$484
Resort management and other services	197	—	197	180	—	—	180
Financing	138	—	138	153	—	—	153
Rental	195	—	195	180	—	—	180
Other	28	—	28	28	—	—	28
Cost reimbursements	276	—	276	247	—	—	247

Total revenues	1,363	—	1,363	1,272	—	—	1,272

Expenses
Cost of vacation ownership products	173	—	173	190	(1)	—	189
Marketing and sales	254	—	254	248	(2)	—	246
Resort management and other services	145	—	145	142	—	—	142
Rental	180	—	180	168	—	—	168
Other	13	—	13	11	—	—	11
General and administrative	3	—	3	3	—	—	3
Organizational and separation related	1	(1)	—	—	—	—	—
Royalty fee	9	—	9	—	—	9	9
Cost reimbursements	276	—	276	247	—	—	247

Total expenses	1,054	(1)	1,053	1,009	(3)	9	1,015

Segment financial results	$309	$1	$310	$263	$3	$(9)	$257

	As Reported 52 Weeks Ended December 28, 2012			As Reported 52 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$577			$510
Residential products	1			4

Total company-owned contract sales	$578			$514

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

16 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$14	$—	$14	$20	$—	$—	$20
Resort management and other services	1	—	1	1	—	—	1
Financing	1	—	1	1	—	—	1
Rental	2	—	2	2	—	—	2
Cost reimbursements	6	—	6	4	—	—	4

Total revenues	24	—	24	28	—	—	28

Expenses
Cost of vacation ownership products	3	—	3	5	—	—	5
Marketing and sales	12	(4)	8	14	—	—	14
Resort management and other services	—	—	—	1	—	—	1
Rental	4	—	4	3	—	—	3
Cost reimbursements	6	—	6	4	—	—	4

Total expenses	25	(4)	21	27	—	—	27

Equity in earnings	1	—	1	—	—		—

Segment financial results	$—	$4	$4	$1	$—	$—	$1

	As Reported 16 Weeks Ended December 28, 2012			As Reported 16 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$14			$21

Total company-owned contract sales	$14			$21

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$54	$—	$54	$67	$—	$—	$67
Resort management and other services	4	—	4	3	—	—	3
Financing	4	—	4	4	—	—	4
Rental	7	—	7	7	—	—	7
Cost reimbursements	14	—	14	11	—	—	11

Total revenues	83	—	83	92	—	—	92

Expenses
Cost of vacation ownership products	12	—	12	19	—	—	19
Marketing and sales	40	(4)	36	45	—	—	45
Resort management and other services	2	—	2	2	—	—	2
Rental	11	—	11	11	—	—	11
General and administrative	1	—	1	1	—	—	1
Royalty fee	1	—	1	—	—	1	1
Cost reimbursements	14	—	14	11	—	—	11

Total expenses	81	(4)	77	89	—	1	90

Equity in earnings	1	—	1	—	—	—	—

Segment financial results	$3	$4	$7	$3	$—	$(1)	$2

	As Reported 52 Weeks Ended December 28, 2012			As Reported 52 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$57			$70

Total company-owned contract sales	$57			$70

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

16 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$(1)	$—	$(1)	$12	$—	$—	$12
Resort management and other services	6	—	6	7	—	—	7
Financing	2	—	2	2	—	—	2
Rental	—	—	—	1	—	—	1
Other	1	—	1	—	—	—	—
Cost reimbursements	12	—	12	13	—	—	13

Total revenues	20	—	20	35	—	—	35

Expenses
Cost of vacation ownership products	2	—	2	4	—	—	4
Marketing and sales	1	—	1	4	—	—	4
Resort management and other services	6	(1)	5	8	—	—	8
Rental	3	—	3	6	—	—	6
General and administrative	1	—	1	1	—	—	1
Litigation settlement	39	(39)	—	—	—	—	—
Royalty fee	—	—	—	—	—	1	1
Impairment	—	—	—	4	(4)	—	—
Cost reimbursements	12	—	12	13	—	—	13

Total expenses	64	(40)	24	40	(4)	1	37

Gains and other income	9	(8)	1	2	—	—	2

Segment financial results	$(35)	$32	$(3)	$(3)	$4	$(1)	$—

	As Reported 16 Weeks Ended December 28, 2012			As Reported 16 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$—			$4

Total company-owned contract sales	—			4

Joint Venture
Vacation ownership	—			—
Residential products	—			—

Subtotal	—			—
Cancellation reversal	—			—

Total joint venture contract sales	—			—

Total contract sales	$—			$4

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$3	$—	$3	$32	$—	$—	$32
Resort management and other services	23	—	23	24	—	—	24
Financing	5	—	5	7	—	—	7
Rental	3	—	3	4	—	—	4
Other	1	—	1	1	—	—	1
Cost reimbursements	46	—	46	46	—	—	46

Total revenues	81	—	81	114	—	—	114

Expenses
Cost of vacation ownership products	3	—	3	15	(2)	—	13
Marketing and sales	6	(1)	5	15	(1)	—	14
Resort management and other services	26	(1)	25	28	—	—	28
Rental	16	—	16	22	—	—	22
Other	—	—	—	1	—	—	1
General and administrative	2	—	2	3	—	—	3
Litigation settlement	41	(41)	—	3	(3)	—	—
Royalty fee	—	—	—	—	—	1	1
Impairment	—	—	—	117	(117)	—	—
Cost reimbursements	46	—	46	46	—	—	46

Total expenses	140	(43)	97	250	(123)	1	128

Gains and other income	9	(8)	1	2	—	—	2
Impairment reversals on equity investment	2	(2)	—	4	(4)	—	—

Segment financial results	$(48)	$33	$(15)	$(130)	$119	$(1)	$(12)

	As Reported 52 Weeks Ended December 28, 2012			As Reported 52 Weeks Ended December 30, 2011	Cancellation Reversal		Gross Contract Sales 52 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$5			$16	$—		$16
Residential products	—			1	—		1

Subtotal	5			17	—		17
Cancellation reversal	—			1	(1)		—

Total company-owned contract sales	5			18	(1)		17

Joint Venture
Vacation ownership	—			8	—		8
Residential products	—			10	—		10

Subtotal	—			18	—		18
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			21	(3)		18

Total contract sales	$5			$39	$(4)		$35

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

16 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$15	$—	$15	$15	$—	$—	$15
Resort management and other services	9	—	9	10	—	—	10
Financing	1	—	1	2	—	—	2
Rental	5	—	5	5	—	—	5
Cost reimbursements	8	—	8	8	—	—	8

Total revenues	38	—	38	40	—	—	40

Expenses
Cost of vacation ownership products	5	—	5	3	—	—	3
Marketing and sales	9	(1)	8	12	(3)	—	9
Resort management and other services	8	—	8	9	—	—	9
Rental	5	—	5	5	—	—	5
Royalty fee	1	—	1	—	—	—	—
Cost reimbursements	8	—	8	8	—	—	8

Total expenses	36	(1)	35	37	(3)	—	34

Segment financial results	$2	$1	$3	$3	$3	$—	$6

	As Reported 16 Weeks Ended December 28, 2012			As Reported 16 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$17			$19

Total company-owned contract sales	$17			$19

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Revenues
Sale of vacation ownership products	$41	$—	$41	$51	$—	$—	$51
Resort management and other services	29	—	29	31	—	—	31
Financing	4	—	4	5	—	—	5
Rental	20	—	20	21	—	—	21
Other	1	—	1	—	—	—	—
Cost reimbursements	26	—	26	27	—	—	27

Total revenues	121	—	121	135	—	—	135

Expenses
Cost of vacation ownership products	11	—	11	13	—	—	13
Marketing and sales	30	(1)	29	34	(3)	—	31
Resort management and other services	26	—	26	26	—	—	26
Rental	18	—	18	19	—	—	19
Other	1	—	1	1	—	—	1
General and administrative	1	—	1	1	—	—	1
Royalty fee	1	—	1	—	—	1	1
Impairment	—	—	—	2	(2)	—	—
Cost reimbursements	26	—	26	27	—	—	27

Total expenses	114	(1)	113	123	(5)	1	119

Segment financial results	$7	$1	$8	$12	$5	$(1)	$16

	As Reported 52 Weeks Ended December 28, 2012			As Reported 52 Weeks Ended December 30, 2011
Contract Sales
Company-Owned
Vacation ownership	$48			$57

Total company-owned contract sales	$48			$57

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

16 Weeks and 52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011 **
Expenses
Cost of vacation ownership products	$1	$—	$1	$1	$—	$—	$1
Financing	8	—	8	9	—	—	9
Other	—	—	—	1	—	—	1
General and administrative	25	—	25	23	(6)	—	17
Organizational and separation related	7	(7)	—	—	—	—	—
Interest	16	—	16	15	—	3	18
Royalty fee	16	—	16	4	—	11	15
Impairment	—	—	—	(4)	4	—	—

Total expenses	73	(7)	66	49	(2)	14	61

Financial results	$(73)	$7	$(66)	$(49)	$2	$(14)	$(61)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011 **
Expenses
Cost of vacation ownership products	$6	$—	$6	$5	$—	$—	$5
Financing	26	—	26	28	—	—	28
Other	—	—	—	—	—	—	—
General and administrative	79	—	79	73	(6)	—	67
Organizational and separation related	15	(15)	—	—	—	—	—
Interest	58	—	58	47	—	13	60
Royalty fee	50	—	50	4	—	46	50
Impairment	—	—	—	205	(205)	—	—

Total expenses	234	(15)	219	362	(211)	59	210

Financial results	$(234)	$15	$(219)	$(362)	$211	$(59)	$(210)

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically identifiable to an individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	16 Weeks Ended
	December 28, 2012	December 30, 2011
Gross company-owned contract sales[1]
Vacation ownership	$194	$190
Residential products	1	2

Subtotal	195	192

Revenue recognition adjustments:
Reportability[2]	24	19
Sales Reserve[3]	(13)	(15)
Other[4]	(4)	(4)

Sale of vacation ownership products	$202	$192

[1]	Gross company-owned contract sales excludes sales generated under a marketing sales arrangement with a joint venture and cancellation reversals.
[2]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[3]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 30, 2011 **
Sale of vacation ownership products	$202	$—	(24)	$178	$192	$—	$(19)	$173
Less:
Cost of vacation ownership products	64	—	(9)	55	68	—	(7)	61
Marketing and sales	98	(5)	(2)	91	107	(4)	(2)	101

Development margin	$40	$5	$(13)	$32	$17	$4	$(10)	$11

Development margin percentage[1]	19.8%			17.9%	9.2%			6.6%

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	52 Weeks Ended
	December 28, 2012	December 30, 2011
Gross company-owned contract sales[1]
Vacation ownership	$687	$653
Residential products	1	5

Subtotal	688	658

Revenue recognition adjustments:
Reportability[2]	(6)	25
Sales Reserve[3]	(42)	(36)
Other[4]	(13)	(13)

Sale of vacation ownership products	$627	$634

[1]	Gross company-owned contract sales excludes sales generated under a marketing sales arrangement with a joint venture and cancellation reversals.
[2]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[3]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 30, 2011 **
Sale of vacation ownership products	$627	$—	$6	$633	$634	$—	$(25)	$609
Less:
Cost of vacation ownership products	205	—	2	207	242	(3)	(9)	230
Marketing and sales	330	(6)	—	324	342	(6)	(3)	333

Development margin	$92	$6	$4	$102	$50	$9	$(13)	$46

Development margin percentage[1]	14.8%			16.1%	8.0%			7.4%

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	16 Weeks Ended
	December 28, 2012	December 30, 2011
Gross company-owned contract sales
Vacation ownership	$163	$146
Residential products	1	2

Subtotal	164	148

Revenue recognition adjustments:
Reportability[1]	25	14
Sales Reserve[2]	(11)	(13)
Other[3]	(4)	(4)

Sale of vacation ownership products	$174	$145

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 30, 2011 **
Sale of vacation ownership products	$174	$(25)	$149	$145	$—	$(14)	$131
Less:
Cost of vacation ownership products	53	(9)	44	55	—	(6)	49
Marketing and sales	76	(2)	74	77	(1)	(1)	75

Development margin	$45	$(14)	$31	$13	$1	$(7)	$7

Development margin percentage[1]	26.0%		21.3%	9.1%			5.3%

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Note: We have reclassified certain prior year amounts to conform to our 2012 presentation.

[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	52 Weeks Ended
	December 28, 2012	December 30, 2011
Gross company-owned contract sales
Vacation ownership	$577	$510
Residential products	1	4

Subtotal	578	514

Revenue recognition adjustments:
Reportability[1]	(4)	20
Sales Reserve[2]	(32)	(37)
Other[3]	(13)	(13)

Sale of vacation ownership products	$529	$484

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 52 Weeks Ended December 28, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 30, 2011 **
Sale of vacation ownership products	$529	$4	$533	$484	$—	$(20)	$464
Less:
Cost of vacation ownership products	173	2	175	190	(1)	(8)	181
Marketing and sales	254	—	254	248	(2)	(2)	244

Development margin	$102	$2	$104	$46	$3	$(10)	$39

Development margin percentage[1]	19.3%		19.6%	9.5%			8.3%

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA, ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

16 Weeks and 52 Weeks Ended December 28, 2012 and December 30, 2011

($ in millions)

	As Reported 16 Weeks Ended December 28, 2012	Other Charges	As Adjusted 16 Weeks Ended December 28, 2012 **	As Reported 16 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	Pro-Forma 16 Weeks Ended December 30, 2011 **
Net (loss) income	$(7)	$28	$21	$8	$6	$(11)	$3
Interest expense	16	—	16	15	—	3	18
Tax (benefit) provision	(3)	16	13	19	4	(7)	16
Depreciation and amortization	9	—	9	8	—	—	8

EBITDA**	15	44	59	50	10	(15)	45

Consumer financing interest expense	(11)	—	(11)	(15)	—	—	(15)

Adjusted EBITDA**	$4	$44	$48	$35	$10	$(15)	$30

	As Reported 52 Weeks Ended December 28, 2012	Other Charges	As Adjusted 52 Weeks Ended December 28, 2012 **	As Reported 52 Weeks Ended December 30, 2011	Other Charges	Pro-Forma	Pro-Forma 52 Weeks Ended December 30, 2011 **
Net income (loss)	$16	$34	$50	$(178)	$242	$(44)	$20
Interest expense	58	—	58	47	—	13	60
Tax provision (benefit)	21	20	41	(36)	96	(27)	33
Depreciation and amortization	30	—	30	33	—	—	33

EBITDA**	125	54	179	(134)	338	(58)	146

Impairment charges:
Impairments	—	—	—	324	(324)	—	—
Impairment reversals on equity investment	(2)	2	—	(4)	4	—	—

Consumer financing interest expense	(41)	—	(41)	(47)	—	(3)	(50)

Adjusted EBITDA**	$82	$56	$138	$139	$18	$(61)	$96

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2012 ADJUSTED FREE CASH FLOW

($ in millions)

		Guidance
	2012	Fiscal Year 2012 (low)	Fiscal Year 2012 (high)
Adjusted net income**	$50	$42	$47
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Organizational and separation related, litigation and other charges	(57)	(24)	(20)
Other	170	182	184

Net cash provided by operating activities	163	200	211
Organizational and separation related capital expenditures	(2)	(3)	(2)
Capital expenditures for property and equipment	(15)	(17)	(16)
Decrease in restricted cash	12	10	12

Free cash flow**	158	190	205

Borrowings from securitization transactions	238	238	238
Repayment of debt related to securitizations	(411)	(405)	(410)

Subtotal	(173)	(167)	(172)

Adjusted free cash flow**	(15)	23	33
Borrowings available from the securitization of sellable vacation ownership notes receivable through the Warehouse Credit Facility[1]	109	107	112

Adjusted free cash flow, as adjusted**	94	$130	$145

Litigation settlement[2]	38

Adjusted free cash flow, as adjusted** (excluding Litigation settlement)	$132

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Represents cash available to Marriott Vacations Worldwide to the extent the company securitized sellable vacation ownership notes receivable through the Warehouse Credit Facility at year end.
[2]	Represents cash outflow not reflected in previous guidance.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 EBITDA and ADJUSTED EBITDA OUTLOOK

($ in millions, except per share amounts)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income	$66	$74
Interest expense	43	45
Tax provision	51	58
Depreciation and amortization	23	23

EBITDA, as adjusted**	$183	$200
Consumer financing interest expense	(33)	(35)

Adjusted EBITDA, as adjusted**	$150	$165

Adjusted earnings per share - Diluted	$1.77	$2.00
Diluted shares	37.1	37.1

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income	$66	$74
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:	(29)	(21)

Net cash provided by operating activities	37	53
Capital expenditures for property and equipment	(32)	(28)
Increase in restricted cash	(4)	(2)

Free cash flow**	1	23

Borrowings from securitization transactions	307	298
Repayment of debt related to securitizations	(318)	(311)

Subtotal	(11)	(13)

Adjusted free cash flow**	(10)	10
Add:
Organizational and separation related, litigation and other charges	45	40

Adjusted free cash flow, as adjusted**	$35	$50

**	Denotes non-GAAP financial measures. Please see schedules A-19 and A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we refer to (identified by a double asterisk (“**”) on the preceding pages). Although management evaluates and presents these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income and Adjusted Pro-Forma Net Income. Management evaluates non-GAAP financial measures that (1) exclude charges incurred in the 16 weeks and 52 weeks ended December 28, 2012 and December 30, 2011, including non-cash impairment charges and other charges, (2) exclude the gain on the disposition of a Luxury segment golf course and related assets in the 16 weeks and 52 weeks ended December 28, 2012, and (3) include pro-forma adjustments for the 16 weeks and 52 weeks ended December 30, 2011 to reflect results as if the company were a stand alone public company in such period, because those non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges and the gain on the disposition of Luxury segment assets. These non-GAAP financial measures also facilitate management’s comparison of results from our on-going operations before material charges and the gain on the disposition of Luxury segment assets with results from other vacation ownership companies.

Other Charges - 16 weeks and 52 weeks ended December 28, 2012. In our 16 weeks ended December 28, 2012 Statements of Operations, we recorded $52 million of pre-tax charges comprised of $39 million for a legal settlement related to a project in our Luxury segment under the “Litigation settlement” caption, $7 million of organizational and separation related costs under the “Organizational and separation related” caption, $4 million related to closing off-site sales locations in our Asia Pacific segment under the “Marketing and sales” caption, $1 million of severance in our Europe segment under the “Marketing and sales” caption, and $1 million of costs associated with removing the Ritz-Carlton brand from one of our properties in the Luxury segment under the “Resort management and other services” caption. In our 52 weeks ended December 28, 2012 Statements of Operations, we recorded $64 million of pre-tax charges comprised of $41 million for a legal settlement related to a project in our Luxury segment under the “Litigation settlement” caption, $16 million of organizational and separation related costs under the “Organizational and separation related” caption, $4 million related to closing off-site sales locations in our Asia Pacific segment under the “Marketing and sales” caption, $1 million of severance in our Luxury segment under the “Marketing and sales” caption, $1 million of severance in our Europe segment under the “Marketing and sales” caption, and $1 million of costs associated with removing the Ritz-Carlton brand from one of our properties in the Luxury segment under the “Resort management and other services” caption.

Other Charges - 16 weeks and 52 weeks ended December 30, 2011. In our 16 weeks ended December 30, 2011 Statements of Operations, we recorded $10 million of pre-tax charges comprised of $4 million of spin-off related charges under the “General and administrative” caption, $3 million of severance costs ($1 million under the “Marketing and sales” caption and $2 million under the “General and administrative” caption), and $3 million of legal related charges under the “Marketing and sales” caption. In our 52 weeks ended December 30, 2011 Statements of Operations, we recorded $18 million of pre-tax charges comprised of $5 million of severance costs ($3 million under the “Marketing and sales” caption and $2 million under the “General and administrative” caption), $4 million of spin-off related charges under the “General and administrative” caption, $3 million of costs related to ADA compliance and Hurricane Irene damage at a resort in the Bahamas under the “Cost of vacation ownership products” caption, $3 million for a legal settlement related to a project in our Luxury segment under the “Litigation settlement” caption, and $3 million of legal related charges under the “Marketing and sales” caption.

Non-cash Impairment Charges - 16 weeks and 52 weeks ended December 28, 2012. In our 16 weeks ended December 28, 2012 Statements of Operations, we did not record any non-cash impairment charges. In our 52 weeks ended December 28, 2012 Statements of Operations, we reversed $2 million related to our previously recorded impairment of an equity investment in a Luxury segment vacation ownership joint venture project, because the actual costs incurred to suspend the marketing and sales operations were lower than previously estimated, under the “Impairment reversals on equity investment” caption.

Non-cash Impairment Charges - 16 weeks and 52 weeks ended December 30, 2011. In our 16 weeks ended December 30, 2011 Statements of Operations, we did not record any non-cash impairment charges. In preparation for the spin-off from Marriott International, management assessed the intended use of excess undeveloped land and built inventory and the current market conditions for those assets. During 2011, management approved a plan to accelerate cash flow through the monetization of certain excess undeveloped land in the United States, Mexico, and the Bahamas and to accelerate sales of excess built Luxury fractional and residential inventory. As a result, in accordance with the guidance for accounting for the impairment or disposal of long-lived assets, because the nominal cash flows from the planned land sales and the estimated fair values of the land and excess built Luxury inventory were less than their respective carrying values, we recorded a pre-tax non-cash impairment charge of $324 million in our 36 weeks ended September 9, 2011 Statements of Operations under the “Impairment” caption. Additionally, in our 36 weeks ended September 9, 2011 Statements of Operations, under the “Impairment reversals on equity investment” caption, we reversed nearly $4 million of a more than $16 million funding liability we originally recorded in 2009 related to a Luxury segment vacation ownership joint venture project, based on facts and circumstances surrounding the project, including favorable resolution of certain construction related claims and contingent obligations to refund certain deposits relating to sales that have subsequently closed.

Gain on the disposition of a Luxury segment golf course and related assets - 16 weeks and 52 weeks ended December 28, 2012. In our 16 weeks and 52 weeks ended December 28, 2012 Statements of Operations, we recorded a net $8 million gain associated with the sale of the golf course, clubhouse and spa formally known as The Ritz-Carlton Golf Club and Spa, Jupiter in our Luxury segment under the “Gains and other income” caption.

Pro-Forma Adjustments - 16 weeks and 52 weeks ended December 30, 2011. In our 16 weeks ended December 30, 2011 Statements of Operations, we included $18 million of pre-tax pro-forma adjustments comprised of $15 million of royalty fees, $2 million of interest expense and $1 million of dividends on mandatorily redeemable preferred stock of a consolidated subsidiary. In our 52 weeks ended December 30, 2011 Statements of Operations, we included $71 million of pre-tax pro-forma adjustments comprised of $58 million of royalty fees, $9 million of interest expense and $4 million of dividends on mandatorily redeemable preferred stock of a consolidated subsidiary.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES (cont.)

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). Management also evaluates Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Our Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to both the Cost of vacation ownership products expense and the Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for other charges itemized in our Adjusted Net Income and Adjusted Pro-Forma Net Income non-GAAP financial measures explanation above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our ongoing core operations before the impact of revenue reportability and other charges on our Development margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA, a financial measure which is not prescribed or authorized by GAAP, reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of performance. Our Adjusted EBITDA excludes the impact of non-cash impairment charges or reversals and restructuring charges and includes the impact of interest expense associated with the debt from the Warehouse Credit Facility and from the securitization of our vacation ownership notes receivable in the term ABS market, which together we refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA since the debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges. Adjusted EBITDA is also useful in measuring our ability to service our non-securitized debt. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

Adjusted EBITDA as adjusted and Adjusted Pro-Forma EBITDA as adjusted. Management also evaluates Adjusted EBITDA as adjusted and Adjusted Pro-Forma EBITDA as adjusted, which reflect adjustments for other charges incurred in the 16 weeks and 52 weeks ended December 28, 2012 and December 30, 2011, as well as the gain on the disposition of a Luxury segment golf course and related assets in the 16 weeks and 52 weeks ended December 28, 2012, and include pro-forma adjustments for the 16 weeks and 52 weeks ended December 30, 2011, as itemized in our Adjusted Net Income and Adjusted Pro-Forma Net Income non-GAAP financial measures explanation on schedule A-19. We evaluate Adjusted EBITDA as adjusted and Adjusted Pro-Forma EBITDA as adjusted as indicators of operating performance because they allow for period-over-period comparisons of our ongoing core operations before the impact of material charges and the gain on the disposition of Luxury segment assets, and reflect results as if we were a stand alone public company in each period.

Free Cash Flow. Management also evaluates Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and changes in restricted cash. Management considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

Adjusted Free Cash Flow. Management also evaluates Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. Management considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

Fiscal Year-End 2012 and 2011

($ in millions)

	2012	2011
ASSETS
Cash and cash equivalents	$103	$110
Restricted cash (including $31 and $42 from VIEs, respectively)	68	81
Accounts and contracts receivable (including $5 and $0 from VIEs, respectively)	100	104
Notes receivable (including $727 and $910 from VIEs, respectively)	1,056	1,149
Inventory	881	959
Property and equipment	261	285
Other (including $0 and $6 from VIEs, respectively)	135	157

Total Assets	$2,604	$2,845

LIABILITIES AND EQUITY
Accounts payable	$113	$145
Advance deposits	42	46
Accrued liabilities (including $1 and $0 from VIEs, respectively)	181	121
Deferred revenue	32	28
Payroll and benefits liability	82	55
Liability for Marriott Rewards customer loyalty program	159	225
Deferred compensation liability	45	47
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $674 and $847 from VIEs, respectively)	678	850
Other (including $0 and $2 from VIEs, respectively)	38	76
Deferred taxes	43	78

Total Liabilities	1,453	1,711

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,026,533 and 33,845,700 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,116	1,117
Accumulated other comprehensive income	21	19
Retained earnings (deficit)	14	(2)

Total Equity	1,151	1,134

Total Liabilities and Equity	$2,604	$2,845

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Fiscal Years 2012, 2011 and 2010

($ in millions)

	2012	2011	2010
OPERATING ACTIVITIES
Net income (loss)	$16	$(178)	$67
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30	33	35
Amortization of debt issuance costs	7	4	4
Provision for loan losses	42	37	51
Share-based compensation	12	11	10
Excess tax benefits from share-based compensation	(3)	—	—
Gain on disposal of property and equipment, net	(8)	(2)	(21)
Deferred income taxes	(50)	(57)	74
Equity method loss	(1)	—	8
Impairment charges	—	324	15
Impairment reversals on equity investment	(2)	(4)	(11)
Net change in assets and liabilities:
Accounts and contracts receivable	(3)	(3)	2
Notes receivable originations	(262)	(256)	(256)
Notes receivable collections	311	322	351
Inventory	68	113	64
Other assets	24	(24)	2
Accounts payable, advance deposits and accrued liabilities	21	48	(19)
Liability for Marriott Rewards customer loyalty program	(64)	5	(35)
Deferred revenue	4	(28)	(2)
Payroll and benefit liabilities	27	(25)	16
Deferred compensation liability	(2)	1	3
Other liabilities	(5)	—	14
Other, net	1	—	7

Net cash provided by operating activities	163	321	379

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(17)	(15)	(24)
Note collections	—	20	—
Decrease (increase) in restricted cash	12	(15)	17
Dispositions	8	19	46

Net cash provided by investing activities	3	9	39

FINANCING ACTIVITIES
Borrowings from securitization transactions	238	125	218
Repayment of debt related to securitizations	(411)	(295)	(323)
Borrowings on Revolving Corporate Credit Facility	15	1	—
Repayment of Revolving Corporate Credit Facility	(15)	(1)	—
Debt issuance costs	(7)	(10)	(3)
Repayment of third party debt	—	(2)	(52)
Proceeds from stock option exercises	9	—	—
Excess tax benefits from share-based compensation	3	—	—
Payment of withholding taxes on vesting of restricted stock units	(4)	—	—
Net distribution to Marriott International	—	(64)	(264)

Net cash used in financing activities	(172)	(246)	(424)

Effect of changes in exchange rates on cash and cash equivalents	(1)	—	—
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7)	84	(6)
CASH AND CASH EQUIVALENTS, beginning of year	110	26	32

CASH AND CASH EQUIVALENTS, end of year	$103	$110	$26

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
Non-cash reduction of Additional paid-in capital for increase in Deferred tax liabilities distributed to Marriott Vacations Worldwide at Spin-Off	$(16)	$—	$—
Non-cash reduction of Additional paid-in capital for elimination of a receivable from Marriott International established at Spin-Off	(5)	—	—
Non-cash assumption of other debt	1	—	—
Non-cash settlement of transactions with Marriott International through equity	—	478	—
Issuance of preferred stock to Marriott International	—	40	—
Equity distribution payable to Marriott International	—	(23)	—
Issuance of common stock for exercise of stock options	—	1	—